Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is entered into as of October 18, 2006 by and between Diametrics Medical, Inc., a Minnesota corporation (“DMED”), and Biodiesel Development Corporation, a Delaware corporation (“BDC”).

RECITALS

WHEREAS, DMED is a corporation duly organized and existing under the laws of the State of Minnesota;

WHEREAS, BDC is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, on the date of this Merger Agreement, DMED has authority to issue 10,000,000 shares of Common Stock, par value $1.00 per share (the “DMED Common Stock”), of which 3,509,457 shares are issued and outstanding, and 50,000 shares of Preferred Stock, par value $1.00 per share (the “DMED Preferred Stock”), of which 28,222 shares have been designated as Series H Convertible Preferred Stock (the “DMED Series H Preferred Stock”), of which 27,224 shares are issued and outstanding, 2,850 shares have been designated as Series J Convertible Preferred Stock (the “DMED Series J Preferred Stock”), all of which are issued and outstanding, and 4,300 shares have been designated as Series K Convertible Preferred Stock (the “DMED Series K Preferred Stock”) all of which are issued and outstanding;

WHEREAS, on the date of this Merger Agreement, BDC has authority to issue 200,000,000 shares of Common Stock, par value $0.01 per share (the “BDC Common Stock”), of which 1 share is issued to DMED and outstanding, and 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “BDC Preferred Stock”), of which 28,500,000 shares have been designated as Series A Convertible Preferred Stock (the “BDC Series A Preferred Stock”), none which shares are issued and outstanding, and 27,224 shares have been designated as Series B Convertible Preferred Stock (the “BDC Series B Preferred Stock”), none of which shares are issued and outstanding;

WHEREAS, the respective Boards of Directors for DMED and BDC have determined that, for the purpose of effecting the reincorporation of DMED in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that DMED merge with and into BDC upon the terms and conditions herein provided; and

WHEREAS, the respective Boards of Directors of DMED and BDC have adopted and approved this Merger Agreement;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, DMED and BDC hereby agree to merge as follows:

1. Merger. DMED shall be merged with and into BDC, and BDC shall survive the merger (“Merger”), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the “Effective Date”).

2. Governing Documents. The Certificate of Incorporation of BDC shall continue to be the Certificate of Incorporation of BDC as the surviving Corporation. Article I of the Certificate of Incorporation of BDC shall be amended to read as follows:

“The name of the Corporation is Allegro Biodiesel Corporation.”

The Bylaws of BDC, in effect on the Effective Date, shall continue to be the Bylaws of BDC as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

3. Directors and Officers. The directors and officers of DMED shall become the directors and officers of BDC upon the Effective Date and any committee of the Board of Directors of DMED shall become the members of such committees for BDC.

4. Succession. On the Effective Date, BDC shall succeed to DMED in the manner of and as more fully set forth in Section 252 of the General Corporation Law of the State of Delaware.

5. Further Assurances. From time to time, as and when required by BDC or by its successors and assigns, there shall be executed and delivered on behalf of DMED such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in BDC the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of DMED, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of BDC are fully authorized in the name and on behalf of DMED or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Stock of DMED.

a. DMED Common Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of DMED Common Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of BDC Common Stock.

b. DMED Series H Preferred Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of DMED Series H Preferred Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of BDC Series B Preferred Stock.

c. DMED Series J Preferred Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of DMED Series J Preferred Stock outstanding immediately prior thereto shall be changed and converted into ten thousand (10,000) fully paid and nonassessable shares of BDC Series A Preferred Stock.

d. DMED Series K Preferred Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of DMED Series K Preferred Stock outstanding immediately prior thereto shall be changed and converted into two thousand five hundred eighty-three and seven thousand two hundred and nine ten thousands (2,583.7209) shares of fully paid and nonassessable shares of BDC Common Stock.

7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of DMED stock shall be deemed for all purposes to evidence ownership of and to represent the shares of BDC stock into which the shares of DMED stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of BDC or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to BDC or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of BDC stock evidenced by such outstanding certificate as above provided.

8. Outstanding Warrants and All Other Rights to Purchase Stock. Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of DMED stock, including those options granted under the DMED 2006 Incentive Compensation Plan, as amended (the “Plan”), shall be converted into and become an option, warrant, or right to purchase the same number of shares of BDC stock, at a price per share equal to the exercise price of the option, warrant or right to purchase DMED stock and upon the same terms and subject to the same conditions as set forth in the Plan and other agreements entered into by DMED pertaining to such options, warrants, or rights. A number of shares of BDC stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of DMED stock so reserved as of the Effective Date. As of the Effective Date, BDC shall assume all obligations of DMED under agreements pertaining to such options, warrants, and rights, including the Plan, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

9. Other Employee Benefit Plans. As of the Effective Date, BDC hereby assumes all obligations of DMED under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

10. Outstanding Common Stock of BDC. Forthwith upon the Effective Date, the one (1) share of BDC Common Stock presently issued and outstanding in the name of DMED shall be canceled and retired and resume the status of an authorized and unissued share of BDC Common Stock, and no shares of BDC Common Stock or other securities of BDC shall be issued in respect thereof.

11. Amendment. At any time before or after approval and adoption by the stockholders of DMED, this Merger Agreement maybe amended in any manner as may be determined in the judgment of the respective Boards of Directors of BDC and DMED, to the extent legally permitted, to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

12. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger maybe abandoned by the Board of Directors of either DMED or BDC or both, notwithstanding approval of this Merger Agreement by the sole stockholder of BDC and the stockholders of DMED.

13. Counterpart. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of DMED and BDC, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

BIODIESEL DEVELOPMENT CORPORATION, a Delaware corporation

By:	/s/ Heng Chuk
Name:	Heng Chuk
Title:	Chief Financial Officer

DIAMETRICS MEDICAL, INC., a Minnesota corporation

By:	/s/ W. Bruce Comer III
Name:	W. Bruce Comer III
Title:	Chief Executive Officer